                          HOLTZ RUBENSTEIN & CO., LLP
                          Certified Public Accountants
                                Business Advisers

April 17, 2003

Securities and Exchange Commission
Washington, D.C. 20549

RE:   Information Architects Corporation

Dear Sir of Madam:

We have read Item 4 of the Form 8-K of Information Architects Corporation dated
April 15, 2003 and agree with the statement relating only to Holtz Rubenstein &
Co., LLP, Certified Public Accountants, contained therein.

/s/ Holtz Rubenseint & Co., LLP
    Holtz Rubenseint & Co., LLP
    Certified Public Accountants